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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY
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Name                                       Jurisdiction   Ownership %
----------------------------------------  --------------  -----------
Asyst Automation, Inc.                    Massachusetts          100%
Asyst Germany GmbH                        Germany                100%
Asyst KK                                  Japan                  100%
Asyst Korea Co., Ltd.                     Korea                  100%
Asyst Software, Inc.                      Delaware               100%
Asyst Technologies (Far East) PTE, LTD    Singapore              100%
Asyst Technologies Malaysia Sd. Bhd.      Malaysia               100%
Asyst Technologies (Taiwan) Ltd.          Taiwan                 100%
Asyst Technologies (U.K.) Ltd.            United Kingdom         100%
Hine Design Incorporated                  California             100%
MECS Corporation                          Japan                   79%
Nihon Asyst KK                            Japan                  100%
Palo Alto Technologies, Inc.              California             100%
Radiance Systems, Incorporated            California             100%

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